Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter Financial Results

Dallas, Texas. (September 24, 2013) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2013.

For the three months ended July 31, 2013, revenue, operating income and net income were $263.7 million, $63.1 million and $41.3 million, respectively. These represent an increase in revenue of $37.1 million, or 16.4%; and decreases in operating income of $6.4 million, or 9.3%; and in net income of $3.6 million, or 8.0%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.32 compared to $0.35 last year, a decrease of 8.6%.

For the twelve months ended July 31, 2013, revenue, operating income and net income were $1,046.4 million, $283.0 million and $180.0 million, respectively. These represent increases in revenue of $122.2 million, or 13.2%; and decreases in operating income of $3.4, million or 1.2%; and in net income of $2.1 million, or 1.1%, respectively, from the same period last year. Fully diluted earnings per share for the twelve months ended July 31, 2013 and July 31, 2012 were $1.39.

Included in the financial results for the most recent quarter are the results of our QCSA acquisition, which we closed on May 30, 2013. These results included revenues of $11.2 million and expenses, including operational, general and administrative and deal-specific costs, of $13.7 million. We expect our QCSA acquisition to contribute to our operating margin by our third quarter of fiscal year 2014.

Copart also announced today that its Board of Directors has concluded its investigation into the possibility of converting to a real estate investment trust (REIT). As previously disclosed the Board began this review in 2012 and retained outside, expert advisors to assist it in conducting the review. Following this process, Copart’s board unanimously determined that Copart would not pursue a REIT conversion at this time.

On Wednesday, September 25, 2013, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at  http://w.on24.com/r.htm?e=682297&s=1&k=53B067B7327E8356C223CD689A7999D0. A replay of the call will be available through October 23, 2013 by calling (888) 203-1112. Use confirmation code #7330277.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company has facilities in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copart.ae) and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform. For more information, or to become a member, visit www.copart.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Deana Lott, Assistant to the Chief Financial Officer

         972-391-5094 or deana.lott@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2013	2012	2013	2012
Service revenues and vehicle sales:
Service revenues	$213,591	$187,464	$849,667	$757,272
Vehicle sales	50,106	39,092	196,719	166,919
Total service revenues and vehicle sales	$263,697	$226,556	$1,046,386	$924,191
Operating costs and expenses:
Yard operations	107,292	85,907	417,462	344,566
Cost of vehicle sales	43,090	32,914	167,236	136,971
Yard depreciation and amortization	10,243	8,309	40,766	33,038
Gross margin	103,072	99,426	420,922	409,616
General and administrative	35,782	26,404	121,968	99,376
General and administrative depreciation and amortization	4,238	3,528	15,962	15,116
Impairment	—	—	—	8,771
Total operating expenses	200,645	157,062	763,394	637,838
Operating income	63,052	69,494	282,992	286,353
Other income (expense):
Interest expense, net	(2,356)	(3,015)	(9,629)	(10,984)
Other income	1,466	999	3,509	2,687
Total other expense	(890)	(2,016)	(6,120)	(8,297)
Income before income taxes	62,162	67,478	276,872	278,056
Income taxes	20,858	22,582	96,847	95,937
Net income	$41,304	$44,896	$180,025	$182,119
Earnings per share-basic
Basic net income per share	$0.33	$0.36	$1.44	$1.42

Weighted average common shares outstanding	125,380	126,112	124,912	128,120

Earnings per share-diluted
Diluted net income per share	$0.32	$0.35	$1.39	$1.39
Diluted weighted average common shares outstanding	130,613	129,853	129,781	131,428

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	July 31, 2013	July 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$63,631	$140,112
Accounts receivable, net	182,714	137,900
Inventories and vehicle pooling costs	31,202	24,222
Income taxes receivable	9,416	2,312
Deferred income taxes	2,216	3,600
Prepaid expenses and other assets	15,344	9,155
Assets held for sale	1,929	3,926
Total current assets	306,452	321,227
Property and equipment, net	677,517	587,163
Intangibles, net	17,706	7,985
Goodwill	267,463	196,438
Deferred income taxes	30,117	22,280
Other assets	35,226	18,907
Total assets	$1,334,481	$1,154,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$136,648	$101,892
Bank overdraft	16,291	—
Deferred revenue	4,832	5,390
Income taxes payable	4,741	3,082
Current portion of long-term debt and capital lease obligations	76,047	75,170
Other current liabilities	—	785
Total current liabilities	238,559	186,319
Deferred income taxes	8,071	7,186
Income taxes payable	23,091	22,531
Long-term debt and capital lease obligations	296,410	368,950
Other liabilities	5,949	7,897
Total liabilities	572,080	592,883
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value - 5,000,000 shares authorized; no shares issued and outstanding at July 31, 2013 and July 31, 2012, respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 125,494,995 and 124,393,700 shares issued and outstanding at July 31, 2013 and July 31, 2012, respectively	13	12
Additional paid in capital	368,769	326,187
Accumulated other comprehensive loss	(47,161)	(38,043)
Retained earnings	440,780	272,961
Total stockholders’ equity	762,401	561,117
Total liabilities and stockholders’ equity	$1,334,481	$1,154,000

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Twelve Months Ended July 31,
	2013	2012
Cash flows from operating activities:
Net income	$180,025	$182,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,728	48,167
Allowance for doubtful accounts	(356)	(192)
Stock-based compensation	19,557	21,791
Excess tax benefits from stock-based compensation	(6,097)	(4,367)
Impairment of long-lived assets	—	8,771
Gain on sale of property and equipment	(962)	(143)
Deferred income taxes	(3,605)	(17,579)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(31,171)	(16,004)
Vehicle pooling costs and inventories	(5,403)	924
Prepaid expenses and other current assets	(5,971)	6,026
Other assets	(18,714)	(1,951)
Accounts payable and accrued liabilities	14,749	(3,805)
Deferred revenue	(871)	(243)
Income taxes receivable	(752)	7,082
Income taxes payable	1,609	(2,545)
Other liabilities	560	1,622
Net cash provided by operating activities	199,326	229,673

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(214,287)	(57,396)
Proceeds from sale of property and equipment	6,266	9,309
Net cash used in investing activities	(208,021)	(48,087)

Cash flows from financing activities:
Proceeds from the exercise of stock options	21,442	13,651
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,948	1,957
Repurchase of common stock	(15,009)	(203,285)
Excess tax benefit from stock-based compensation	6,097	4,367
Proceeds from issuance of long-term debt	—	125,000
Debt offering costs	—	(313)
Change in book overdraft	16,291	—
Principal payments on long-term debt	(96,660)	(56,250)
Net cash used in financing activities	(65,891)	(114,873)

Effect of foreign currency translation	(1,895)	(610)

Net (decrease) increase in cash and cash equivalents	(76,481)	66,103

Cash and cash equivalents at beginning of period	140,112	74,009
Cash and cash equivalents at end of period	$63,631	$140,112

Supplemental disclosure of cash flow information:
Interest paid	$10,267	$11,333
Income taxes paid	$95,182	$106,581

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000